                                                                  CONFORMED COPY

                        FIRST AMENDMENT AND CONSENT dated as of March 15, 2000
                  (this "Amendment"), to the Waiver and First Amendment dated as of February 7, 2000 (the "Waiver") of the Amended and Restated Credit Agreement (the "Credit Agreement") dated as of November 6, 1998, as amended by the Waiver, among SCHEIN PHARMACEUTICAL, INC., a Delaware corporation (the "Borrower"), the lenders party hereto (the "Lenders") and THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), as issuing bank and as collateral agent.

            A. Pursuant to the Credit Agreement, the Lenders and the Issuing Bank have extended credit to the Borrower, and have agreed to extend credit to the Borrower, in each case pursuant to the terms and subject to the conditions set forth therein.

            B. The Borrower has requested that the Waiver be amended as set forth herein.

            C. The Borrower has also informed the Administrative Agent that it intends to sell all of its 135,000 shares of capital stock of Bone Care International (the "Bone Care Sale"). The Borrower has requested that the Lenders consent to such sale and to the retention and reinvestment of any proceeds from such sale in the Borrower's business.

            D. The Required Lenders are willing to amend the Waiver and grant the requested consent pursuant to the terms and subject to the conditions set forth herein.

            E. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

            In consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby agree, on the terms and subject to the conditions set forth herein, as follows:

            SECTION 1. Amendment to the Waiver.

            (a) Section 1 of the Waiver is hereby amended and restated in its entirety as follows:

                  (a) Subject to Section 5 below, the undersigned Lenders hereby waive compliance, at all times on or after September 26, 1999, and on or prior to March 24, 2000, with the covenants contained in (i)
            Section 6.14 of the Credit Agreement; (ii) Section 6.17 of the Credit Agreement; and (iii) Section 6.18 of the Credit Agreement. The waivers provided for in the preceding sentence will terminate on the earlier of (x) 5:00 p.m., New York City time, on March 24, 2000,
            (y) any date on which an Event of Default shall occur under the Credit Agreement (giving effect to the waiver provided for in this Section) and (z) any date on which the Borrower shall fail to perform any of its undertakings under this Waiver and Amendment (the first to occur of the dates referred to in the preceding clauses (x), (y) and (z) being called the "Termination Date").

            SECTION 2. Consent. The Lenders hereby consent to the Bone Care Sale and to the retention and reinvestment of all proceeds therefrom in the business of the Borrower.

            SECTION 3. Representations and Warranties. The Borrower represents and warrants to each of the Lenders and the Administrative Agent that:

            (i) After giving effect to this Amendment, the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects with the same effect as if made on and as of the date hereof.

            (ii) After giving effect to this Amendment, no Event of Default or Default has occurred and is continuing.

            SECTION 4. Conditions to Effectiveness of Amendments. The amendment set forth in Section 1 shall become effective as of the date of this Amendment, but only upon the satisfaction on or prior to the date hereof of the following conditions precedent (the date on which the last of such conditions is satisfied being called the "Effective Date"):

            (a) the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower and the Required Lenders; and

            (b) the representations and warranties set forth in Section 3 shall be true and correct.

            SECTION 5. Credit Agreement. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders and the Administrative Agent under the Credit Agreement, or alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. The agreements set forth in this Amendment shall be deemed for all purposes to be covenants contained in
Article VI of the Credit Agreement as amended hereby, and the failure of the Borrower to perform any of such agreements in accordance with the terms thereof shall constitute an Event of Default under the Credit Agreement as so amended. This Amendment shall constitute a "Loan Document" for all purposes of the Credit Agreement and the other Loan Documents.

            SECTION 6. Expenses. The Borrower agrees to reimburse the Administrative Agent for its out-of-pocket expenses reasonably incurred in connection with this Amendment, including, without limitation, the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.

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                                                                               3


            SECTION 7. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            SECTION 8. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.


                             SCHEIN PHARMACEUTICAL, INC.,

                             by /s/ James A. Meer
                               -----------------------------------------
                                Name:  James. A. Meer
                                Title: Vice President & Treasurer


                             THE CHASE MANHATTAN BANK, individually
                             and as Administrative Agent, Collateral Agent and Issuing Bank,

                             by /s/ Dawn Lee Lum
                               -----------------------------------------
                               Name:  Dawn Lee Lum
                               Title: Vice President


                             AG CAPITAL FUNDING PARTNERS, L.P.,

                             by /s/ Jeff Aronson
                               -----------------------------------------
                               Name:  Jeff Aronson
                               Title: Managing Director


                             BEAR, STEARNS & CO. INC.,

                             by /s/ Gregory A. Hanley
                               -----------------------------------------
                               Name:  Gregory A. Hanley
                               Title: Senior Managing Director


                             COMMERCIAL LOAN FUNDING TRUST I,

                                    by: LEHMAN COMMERCIAL PAPER,
                                    INC., not in its individual capacity but
                                    solely as Administrative Agent

                             by /s/ Michele Swanson
                               -----------------------------------------
                               Name:  Michele Swanson
                               Title: Authorized Signatory

                             COOPERATIEVE CENTRALE RAIFFEIFEN-
                             BOERENLEENBANK, B.A., "RABOBANK
                             NEDERLAND", NEW YORK BRANCH,

                             by /s/ Richard Matther
                               -----------------------------------------
                               Name:  Richard Matther
                               Title: Vice President

                             by /s/ Jeffrey Vollack
                                -----------------------------------------
                               Name:  Jeffrey Vollack
                               Title: Senior Vice President


                             DG BANK DEUTSCHE
                             GENOSSENSCHAFTSBANK, CAYMAN
                             ISLAND BRANCH,

                             by /s/ Sabine Wendt
                               -----------------------------------------
                               Name:  Sabine Wendt
                               Title: Vice President

                             by /s/ Rob T. Jokhai
                               -----------------------------------------
                               Name:  Rob T. Jokhai
                               Title: Vice President


                            FIRST UNION NATIONAL BANK,

                             by /s/ Stuart Kratter
                               -----------------------------------------
                               Name:  Stuart Kratter
                               Title: Senior Vice President


                             FLEET BANK, N.A. (formerly known as NatWest
                             Bank, N.A.),

                             by /s/ Edward J. Walsh
                               -----------------------------------------
                               Name:  Edward J. Walsh
                               Title: Senior Vice President


                             MELLON BANK, N.A.,

                             by /s/ Walter J. Letts
                               -----------------------------------------
                               Name:  Walter J. Letts
                               Title: Vice President

                             SOCIETE GENERALE, NEW YORK BRANCH,

                             by /s/ Cynthia A. Jay
                               -----------------------------------------
                               Name:  Cynthia A. Jay
                               Title: Managing Director


                             THE BANK OF NOVA SCOTIA,

                             by /s/ Brian S. Allen
                                -----------------------------------------
                               Name:  Brian S. Allen
                               Title: Managing Director


                             BANK OF TOKYO-MITSUBISHI TRUST
                             COMPANY,

                             by
                               _________________________________________
                               Name:
                               Title:


                             BAYERISCHE HYPOTHEKEN-UND
                             WECHSEL-BANK AKTIENGESSELLSCHAFT,
                             NEW YORK BRANCH,

                             by
                               _________________________________________
                               Name:
                               Title:

                             by
                               _________________________________________
                               Name:
                               Title:


                             COMERICA BANK,

                             by
                               _________________________________________
                               Name:
                               Title:
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                                                                               7


                             DEUTSCHE BANK, A.G. NEW YORK AND/OR
                             CAYMAN ISLAND BRANCHES,

                             by
                                _________________________________________
                               Name:
                               Title:

                             by
                               _________________________________________
                               Name:
                               Title:


                             KEYBANK NATIONAL ASSOCIATION,

                             by
                               _________________________________________
                               Name:
                               Title:


                             PNC BANK, N.A.,

                             by
                               _________________________________________
                               Name:
                               Title:


                             SUMMIT BANK,

                             by
                                _________________________________________
                               Name:
                               Title:

                             THE BANK OF NOVA SCOTIA,

                             by /s/ Brian S. Allen
                               ----------------------------------------
                               Name:  Brian S. Allen
                               Title: Managing Director